UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 10, 2006

EDUCATE, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-50952	37-1465722
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1001 Fleet Street, Baltimore, Maryland 21202

(Address of principal executive offices) (ZIP Code)

Registrant’s telephone number, including area code: (410) 843-8000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On April 10, 2006, Michael D. Weiner was elected to serve on the Board of Directors (the “Board”) of the Educate, Inc. (the “Company”). Mr. Weiner was nominated to the Board by Apollo Sylvan, LLC and Apollo Sylvan II, LLC pursuant to the Company’s Amended and Restated By-Laws. In addition to the compensation customarily received by all non-employee members, the Board granted Mr. Weiner a non-qualified stock option under the Company’s Omnibus Stock Incentive Plan to purchase 12,000 shares of the Company’s Common Stock, par value $0.01 per share (the “Common Stock”), at the market closing price of the Common Stock on April 10, 2006. The Board also authorized the Company’s management to enter into an indemnification agreement with Mr. Weiner in the form previously approved by the Board.

The Board determined that Mr. Weiner is an independent director under the current rules of the NASDAQ National Market. Mr. Weiner will serve on the Company’s Compensation Committee and the Nominating and Corporate Governance Committee. As a result of Mr. Weiner’s election, the Company has nine directors, five of whom meet the current independence requirements of the NASDAQ National Market.

Mr. Weiner is currently the general counsel of Apollo Management, L.P. Before joining Apollo, Mr. Weiner was a partner with Morgan, Lewis & Bockius, and before that, was a senior attorney with the Securities and Exchange Commission. Mr. Weiner has served on numerous board of directors of publicly owned companies and currently serves on the board of directors of Quality Distribution, Inc. Hughes Communications, Inc., SkyTerra Communications, Inc., and Goodman Global Holdings, Inc. Mr. Weiner received a B.S. degree in Business and Finance from the University of California at Berkeley and a J.D. degree from the University of Santa Clara.

As previously disclosed, in connection with the Company’s initial public offering, the Company entered into an agreement with Apollo pursuant to which Apollo has the right, at any time until Apollo or its affiliates no longer beneficially own at least 50% of the Company’s outstanding Common Stock and have sold at least one share of Common Stock other than in the Company’s initial public offering, to require the Company to increase the size of its Board by two and to fill those vacancies with directors nominated by Apollo. Until such time that Apollo or its affiliates no longer beneficially own at least 33% of the Company’s outstanding Common Stock and have sold at least one share of Common Stock other than in the initial public offering, Apollo will have the right to nominate four designees to the Board, and certain important matters relating to the operations of the Company will require the approval of the majority of directors nominated by Apollo.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EDUCATE, INC.

/s/ C. Alan Schroeder
Name:	C. Alan Schroeder
Title:	General Counsel and Secretary

Date: April 14, 2006